SUB ITEM 77Q1(a)


         An Amendment, dated April 22, 2008, to the Declaration of Trust for Massachusetts Investors Trust, dated December 16, 2004, is contained in Post-Effective Amendment No. 91 to the Registration Statement of Massachusetts Investors Trust (File Nos. 2-11401 and 811-203), as filed with the Securities and Exchange Commission via EDGAR on April 28, 2008, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.